UNITED STATES
                            SECURITIES EXCHANGE COMMISSION
                                Washington, D. C. 20549


                                       FORM 8-K


                                    CURRENT REPORT

        PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT _October 21, 1998

                                Commission file number:
                                       333-26269

                              INTERNATIONAL ISOTOPES INC.
                (Exact name of registrant as specified in its charter)

          Texas                                       74-2763837
(State of incorporation)                     IRS Employer Identification Number)

3100 Jim Christal Rd                                     76207
Denton, Texas                                          (Zip Code)

(Address of principal executive offices)


                                  940-484-9492
              (Registrant's telephone number, including area code)


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Page 2

Item 5. Other Events

RESTRUCTURING LONG-TERM FINANCING

On October 9, 1998, the Company finalized restructuring of their long-term financing on facilities and equipment by entering into a loan agreement with Texas State Bank, McAllen, Texas. The loan, for an aggregate principal amount of up to $20 million provides for a $15 million term-loan and up to a $5 million revolving line of credit based on receivables. The loan is collateralized by substantially all of the Company's assets.

The $15 million term-loan bears a floating interest rate of prime, as established by the Wall Street Journal, plus 1% adjusted every six months on May 1 and November 1. The Company paid a commitment fee of $150,000 to the lender in connection with the term-loan. Principal and interest are due in monthly installments of $154,379 beginning December 1, 1998 with final payment due November 1, 2003.

The $5 million revolving line of credit bears the same interest rate as the term-loan. The borrowing availability under the revolving line of credit is the lesser of $5 million or the borrowing base, which is equal to 75% of eligible accounts receivable. The Company paid a commitment fee of $50,000 to the lender in connection with the revolving line of credit. Interest only on the amount borrowed is due monthly as it accrues beginning November 1, 1998.

The restructuring of the long-term financing will provide approximately $6.5 million additional working capital plus access to an additional $5 million for production equipment.


BUILDING OCCUPANCY

Occupancy of the finished radiopharmaceutical manufacturing facility was achieved on September 4, 1998, occupancy of the radioisotope production facility on October 2, 1998 and occupancy of the administration, manufacturing and service facility on August 4, 1998.

The Company had experienced substantial delays in the construction of the facilities due to "El Nino" weather, concrete rationing and a substantial shortage of subcontractor skilled labor, in addition to equipment vendor delays. The delays in obtaining occupancy of the facilities, necessary to install manufacturing equipment and commence production, prevented sales and revenue from the Denton facilities during the third quarter, however, limited production will commence during the fourth quarter.

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Page 3

Item 7. Financial Statements and Exhibits

      (c) Exhibits


           5.1 Loan Agreement dated October 9, 1998, by and between the Company and Texas State Bank.

          99.1 Press release related to Refinancing dated October 16, 1998.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    International Isotopes Inc.
                                    (Registrant)


                                    By:     /s/ Joan Gillett
                                            ----------------------------------
                                            Joan Gillett, CPA
                                            Chief Financial Officer

                                    By:      /s/ Ira Lon Morgan, Ph.D.
                                            ----------------------------------
                                            Ira Lon Morgan, Ph.D.
                                            Chairman of the Board
Date:  October 21, 1998